Exhibit 99.1

February 23, 2017

IDACORP, Inc. Announces Fourth Quarter and Year-End 2016 Results, Initiates 2017 Earnings Guidance

BOISE--IDACORP, Inc. (NYSE: IDA) recorded fourth quarter 2016 net income attributable to IDACORP of $33.2 million, or $0.66 per diluted share, compared with $31.8 million, or $0.63 per diluted share, in the fourth quarter of 2015. IDACORP reported 2016 net income attributable to IDACORP of $198.3 million, or $3.94 per diluted share, compared with $194.7 million, or $3.87 per diluted share, in 2015.

Idaho Power Company, IDACORP's principal operating subsidiary, reported fourth quarter 2016 net income of $28.9 million, compared with $31.5 million for the same period in 2015, and 2016 net income of $189.2 million, compared with $191.0 million in 2015.

"I am pleased to announce that 2016 results marked IDACORP's ninth consecutive year of growth in earnings per share," said IDACORP President and CEO Darrel Anderson. "These results were driven by continued growth in customers at Idaho Power and the settlement of a long-standing legal proceeding at IDACORP Energy. In addition to the positive financial results, Idaho Power achieved record performance on its reliability and customer service metrics.

"We expect IDACORP's full year 2017 earnings to be in the range of $3.90 to $4.05 per diluted share, with Idaho Power using less than $10 million of additional accumulated deferred investment tax credits under the Idaho regulatory stipulation. In 2016, Idaho Power again did not record any additional tax credit amortization, leaving the full $45 million available for future use.

"As Idaho Power moves into 2017, we are focused on our strategic initiatives, which are centered on growing revenues through business development activities, strengthening the core business, and enhancing our brand," added Anderson.

Performance Summary

A summary of financial highlights for the periods ended December 31, 2016 and 2015 is as follows (in thousands except per share amounts):

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income attributable to IDACORP, Inc.	$33,213	$31,832	$198,288	$194,679
Average outstanding shares – diluted (000’s)	50,407	50,334	50,373	50,292
IDACORP, Inc. earnings per diluted share	$0.66	$0.63	$3.94	$3.87

The table below provides a reconciliation of net income attributable to IDACORP for the three months and years ended December 31, 2015 and 2016 (items are in millions and are before related tax impact unless otherwise noted).

	Three months ended		Year ended
Net income attributable to IDACORP, Inc. - December 31, 2015		$31.8		$194.7
Change in Idaho Power net income:
Customer growth, net of associated power supply costs	$3.0		$11.2
Usage per customer, net of associated power supply costs	(2.6)		(14.7)
Other operating and maintenance expenses	(5.3)		(9.7)
Depreciation expense	(1.1)		(5.6)
Other changes in operating revenues and expenses, net	0.8		(1.5)
Change in Idaho Power operating income prior to sharing mechanisms	(5.2)		(20.3)
Change in operating income as a result of sharing mechanisms	3.2		3.2
Change in Idaho Power operating income	(2.0)		(17.1)
Non-operating income and expenses	(1.9)		4.4
Reversal of additional Accumulated Deferred Investment Tax Credits (ADITC)	(1.5)		—
Income tax expense (excluding additional ADITC amortization)	2.8		11.0
Total decrease in Idaho Power net income		(2.6)		(1.7)
Income from legal settlement at subsidiary (net of tax)		3.7		3.7
Other changes (net of tax)		0.3		1.6
Net income attributable to IDACORP, Inc. - December 31, 2016		$33.2		$198.3

Net Income - Fourth Quarter 2016

IDACORP's net income increased $1.4 million for the fourth quarter 2016 compared with the same period in 2015. For the quarter, while Idaho Power's net income decreased $2.6 million compared with last year, net income from non-regulated subsidiaries increased IDACORP's net income by $4.0 million.

Continued customer growth at Idaho Power increased operating income by $3.0 million, which was mostly offset by a $2.6 million decrease from lower usage per customer in the fourth quarter of 2016 compared with the same period in 2015. Over the same comparative period, other operating and maintenance expenses were $5.3 million higher, largely related to higher variable labor-related costs as well as scheduled maintenance at the Langley Gulch plant.

In the fourth quarter of 2015, Idaho Power recorded $3.2 million as a provision against current revenue related to an October 2014 Idaho regulatory settlement stipulation that required sharing with Idaho customers of a portion of 2015 earnings that exceeded a ten percent return on year-end equity in the Idaho jurisdiction (Idaho ROE). Idaho ROE did not exceed ten percent in 2016. During the fourth quarter of 2016, Idaho Power reversed the $1.5 million of additional ADITC previously accrued through September 2016. As such, at December 31, 2016, the full $45 million of additional ADITC remained available for future use.

IDACORP's net income for the fourth quarter 2016 also included a $3.7 million increase in IDACORP Energy Services Co. (IESCo) earnings, which was the result of a December 2016 legal settlement relating to the California energy market proceedings.

Net Income - Full Year 2016
IDACORP's 2016 net income increased $3.6 million compared with 2015. While Idaho Power's 2016 net income was relatively flat, decreasing $1.7 million compared with 2015, net income from other subsidiaries increased IDACORP net income by $5.3 million.

Continued customer growth at Idaho Power increased operating income by $11.2 million, which was more than offset by a $14.7 million decrease from lower usage per customer in 2016 compared with 2015. Winter temperatures in 2016 were slightly colder than 2015, but milder summer temperatures in 2016 led to lower sales volumes, revenues, and operating income. Other operating and maintenance expenses were $9.7 million higher in 2016 compared with 2015, largely related to higher variable labor-related costs.

During 2015, Idaho Power recorded a total of $3.2 million as a provision against current revenue related to the October 2014 Idaho regulatory settlement stipulation. During 2016, no such sharing provision was recorded as Idaho Power's Idaho ROE did not exceed ten percent.

Idaho Power's income tax expense was lower in 2016 compared with 2015 due primarily to greater net flow-through income tax benefits, additional share-based compensation tax benefits related to the adoption of Accounting Standards Update 2016-09, and lower pretax income. These decreases were partially offset by a smaller flow-through benefit of a tax deductible make-whole premium that Idaho Power paid in connection with the early redemption of long-term debt in 2016 compared with the flow-through benefit of an early bond redemption in 2015.

IDACORP's 2016 net income also included a $3.7 million, net of tax, increase in IESCo earnings, a result of a December 2016 settlement relating to the California energy market proceedings. IDACORP also benefited from distributions related to fully-amortized affordable housing investments at IDACORP Financial Services, Inc., which reduced IDACORP's income tax expense.

2017 Annual Earnings Guidance and Key Operating and Financial Metrics

IDACORP is initiating its earnings guidance estimate for 2017. The 2017 guidance incorporates all of the key operating and financial assumptions listed in the table that follows (in millions, except per share amounts):

	2017 Estimate(1)	2016 Actual
IDACORP Earnings Guidance (per share)	$3.90-$4.05	$3.94
Idaho Power Operating & Maintenance Expense	$345-$355	$352
Idaho Power Additional Amortization of ADITC	Less than $10	None
Idaho Power Capital Expenditures (excluding allowance for funds used during construction)	$290-$300	$287
Idaho Power Hydroelectric Generation (MWh)	7.0-9.0	6.4
(1) As of February 23, 2017.

More detailed financial information is provided in IDACORP's Annual Report on Form 10-K filed today with the U.S. Securities and Exchange Commission and posted to the IDACORP Web site at www.idacorpinc.com.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live webcast on the company's website (www.idacorpinc.com), or by calling (800) 242-0681 for listen-only mode. There is no passcode required; simply request to be connected to the "IDACORP, Inc." call. The conference call logistics are also posted on the company's website and will be included in the company's earnings news release. Slides will be included during the conference call. To access the slide deck, register for the event just prior to the call at www.idacorpinc.com/investor-relations/earnings-center/conference-calls. A replay of the conference call will be available on the company's website for a period of 12 months and will be available shortly after the call.

Background Information

IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. Idaho Power began operations in 1916 and employs approximately 2,000 people to serve a 24,000-square-mile service area in southern Idaho and eastern Oregon. With 17 low-cost hydroelectric projects as the core of its generation portfolio, Idaho Power's approximately 535,000 residential, business and agricultural customers pay some of the nation's lowest prices for electricity. To learn more about Idaho Power or IDACORP, visit www.idahopower.com or www.idacorpinc.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "continues," "estimates," "expects," "guidance," "intends," "potential," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements.  In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of decisions by the Idaho and Oregon public utilities commissions, the Federal Energy Regulatory Commission, and other regulators that impact Idaho Power's ability to recover costs and earn a return; (b) the expense and risks associated with capital expenditures for infrastructure, and the timing and availability of cost recovery for such expenditures; (c) changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area and the loss or change in the business of significant customers, and their associated impacts on loads and load growth, and the availability of regulatory mechanisms that allow for timely cost recovery in the event of those changes; (d) the impacts of economic conditions, including the potential for changes in customer demand for electricity, revenue from sales of excess power, financial soundness of counterparties and suppliers, and the collection of receivables; (e) unseasonable or severe weather conditions, wildfires, drought, and other natural phenomena and natural disasters, which affect customer demand, hydroelectric generation levels, repair costs, and the availability and cost of fuel for generation plants or purchased power to serve customers; (f) advancement of technologies that reduce loads or reduce the need for Idaho Power's generation or sale of electric power; (g) administration of reliability, security, and other requirements for system infrastructure required by the Federal Energy Regulatory Commission and other regulatory authorities, which could result in penalties and increase costs; (h) adoption of, changes in, and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and threatened and endangered species, and the ability to recover increased costs through rates; (i) variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydroelectric facilities; (j) the ability to acquire fuel, power, and transmission capacity under reasonable terms, particularly in the event of unanticipated power demands, lack of physical availability, transportation constraints, or a credit downgrade; (k) accidents, fires (either at or caused by Idaho Power's facilities), explosions, and mechanical breakdowns that may occur while operating and maintaining Idaho Power's assets, which can cause unplanned outages, reduce generating output, damage the companies’ assets, operations, or reputation, subject the companies to third-party claims for property damage, personal injury, or loss of life, or result in the imposition of civil, criminal, and regulatory fines and penalties; (l) the increased costs and operational challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio; (m) disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission system may cause Idaho Power to incur repair costs and purchase replacement power at increased costs; (n) the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance; (o) reductions in credit ratings, which could adversely impact access to capital markets, increase borrowing costs, and would require the posting of additional collateral to counterparties pursuant to credit and contractual arrangements; (p) the ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk, and the failure of any such risk management and hedging strategies to work as intended; (q) changes in actuarial assumptions, changes in interest rates, and the return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities; (r) the ability to continue to pay dividends based on financial performance and in light of contractual covenants and restrictions and regulatory limitations; (s) changes in tax laws or related regulations or new interpretations of applicable laws by federal, state, or local taxing jurisdictions, the availability of tax credits, and the tax rates payable by IDACORP shareholders on common stock dividends; (t) employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the impact of an aging workforce and retirements, the cost and ability to retain skilled workers, and the ability to adjust the labor cost structure when necessary; (u) failure to comply with state and federal laws, regulations, and orders, including new interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and fines and increase the cost of compliance, the nature and extent of investigations and audits, and the cost of remediation; (v) the inability to obtain or cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydroelectric facilities; (w) the cost and outcome of litigation, dispute resolution, and regulatory proceedings, and the ability to recover those costs or the costs of operational changes through insurance or rates, or from third parties; (x) the failure of information systems or the failure to secure data, failure to comply with privacy laws, security breaches, or the direct or indirect effect on the companies' business or operations resulting from cyber attacks, terrorist incidents or the threat of terrorist incidents, and acts of war; (y) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, or the failure to successfully implement new technology solutions; and (z) adoption of or changes in accounting policies and principles, changes in accounting estimates, and new Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Stephanie McCurdy
Director of Investor Relations	Corporate Communications
Phone: (208) 388-2728	Phone: (208) 388-6973
JForsberg@idacorpinc.com	SMcCurdy@idahopower.com

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